UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2011

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 232-1010

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

Lincolnway Energy, LLC entered into an Option To Purchase Or Lease (the "Agreement") with DuPont Danisco Cellulosic Ethanol LLC ("DDCE") on January 21, 2011.  Under the Agreement, DDCE has the exclusive right and option to negotiate for the purchase or lease of real estate from Lincolnway Energy for the purpose of DDCE constructing and operating a cellulosic ethanol plant on the real estate.  The exact real estate is not specified in the Agreement, but it will be real estate adjacent to Lincolnway Energy's ethanol plant.  The option will expire on the earlier of January 31, 2012 or the date on which DDCE agrees to purchase or lease any real estate from any third party for the construction of the DDCE cellulosic ethanol plant.  DDCE may, however, extend the option period by six months.  If DDCE timely exercises the option, DDCE and Lincolnway Energy will then have one month to negotiate and agree upon the terms of a purchase agreement or a lease agreement for the real estate.  DDCE will pay Lincolnway Energy a nonrefundable fee for the option.  If DDCE purchases or leases any real estate from Lincolnway Energy, the fee (along with deemed interest on the fee at the rate of 2% per annum) will be applied against the purchase price or the lease payments.  If DDCE has extended the option period, the related fee will also be applied against the purchase price or the lease payments.

The specific real estate to be purchased or leased by DDCE from Lincolnway Energy under the Agreement will need to be mutually agreeable to DDCE and Lincolnway Energy, in their respective sole discretion.  The terms and conditions of any purchase agreement or lease agreement will also need to be mutually agreeable to DDCE and Lincolnway Energy, in their respective sole discretion.  DDCE and Lincolnway Energy will also need to negotiate various ancillary agreements addressing, among other things, DDCE's access to and use of certain facilities (such as loading and railroad) and materials (such as corn mash) of Lincolnway Energy and DDCE providing Lincolnway Energy with certain biomass waste materials from DDCE's cellulosic ethanol plant.  The terms of those ancillary agreements will also need to be mutually agreeable to DDCE and Lincolnway Energy, in their respective sole discretion.  There is therefore no assurance that Lincolnway Energy will sell or lease any real estate to DDCE.  Also, DDCE has not yet made a definitive decision to construct the cellulosic ethanol plant or, if it does, what location it will attempt to purchase or lease for the cellulosic ethanol plant.  There is also, therefore, no assurance that DDCE will select Lincolnway Energy's real estate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: January 26, 2011	By:	/s/ Richard Brehm
Richard Brehm, President and
Chief Executive Officer